Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007*	December 31, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,081,593	$8,656,672
Marketable securities	8,137,020	7,189,099
Accounts receivable, net of allowance	2,162,521	2,642,192
Deferred income taxes, net	68,538	286,105
Income taxes receivable, net	145,253	—
Prepaid revenue share, expenses and other assets	694,213	1,404,114

Total current assets	17,289,138	20,178,182
Prepaid revenue share, expenses and other assets, non-current	168,530	433,846
Deferred income taxes, net, non-current	33,219	—
Non-marketable equity securities	1,059,694	85,160
Property and equipment, net	4,039,261	5,233,843
Intangible assets, net	446,596	996,690
Goodwill	2,299,368	4,839,854

Total assets	$25,335,806	$31,767,575

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$282,106	$178,004
Accrued compensation and benefits	588,390	811,643
Accrued expenses and other current liabilities	465,032	480,263
Accrued revenue share	522,001	532,547
Deferred revenue	178,073	218,084
Income taxes payable, net	—	81,549

Total current liabilities	2,035,602	2,302,090
Deferred revenue, non-current	30,249	29,818
Income taxes payable, net, non-current	478,372	890,115
Deferred income taxes, net, non-current	—	12,515
Other long-term liabilities	101,904	294,175
Stockholders' equity:
Common stock	313	315
Additional paid-in capital	13,241,221	14,450,338
Accumulated other comprehensive income	113,373	226,579
Retained earnings	9,334,772	13,561,630

Total stockholders' equity	22,689,679	28,238,862

Total liabilities and stockholders' equity	$25,335,806	$31,767,575

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2008	2007*	2008
	(unaudited)			(unaudited)
Revenues	$4,826,679	$5,700,904	$16,593,986	$21,795,550
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $6,255, $12,099, $22,335, $41,340)	1,955,825	2,190,005	6,649,085	8,621,506
Research and development (including stock-based compensation expense of $161,372, $182,075, $569,797, $732,418)	630,783	733,342	2,119,985	2,793,192
Sales and marketing (including stock-based compensation expense of $38,085, $56,354, $131,638, $206,020)	422,291	505,993	1,461,266	1,946,244
General and administrative (including stock-based compensation expense of $39,588, $35,644, $144,876, $139,988)	377,046	411,360	1,279,250	1,802,639

Total costs and expenses	3,385,945	3,840,700	11,509,586	15,163,581

Income from operations	1,440,734	1,860,204	5,084,400	6,631,969
Impairment on equity investments	—	(1,094,757)	—	(1,094,757)
Interest income and other, net	167,294	69,899	589,580	316,384

Income before income taxes	1,608,028	835,346	5,673,980	5,853,596
Provision for income taxes	401,579	452,904	1,470,260	1,626,738

Net income	$1,206,449	$382,442	$4,203,720	$4,226,858

Net income per share - basic	$3.86	$1.22	$13.53	$13.46

Net income per share - diluted	$3.79	$1.21	$13.29	$13.31

Shares used in per share calculation - basic	312,251	314,651	310,806	313,959

Shares used in per share calculation - diluted	317,925	316,864	316,210	317,514

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2008	2007*	2008
	(unaudited)			(unaudited)
Operating activities
Net income	$1,206,449	$382,442	$4,203,720	$4,226,858
Adjustments:
Depreciation and amortization of property and equipment	241,902	313,475	807,743	1,212,237
Impairment charges on equity investments	—	1,094,757	—	1,094,757
Amortization of intangibles and other	48,034	72,035	159,915	287,650
Stock-based compensation	245,300	286,172	868,646	1,119,766
Excess tax benefits from stock-based award activity	(140,629)	(44,318)	(379,206)	(159,088)
Deferred income taxes	20,308	(100,048)	(164,212)	(224,645)
Other, net	(32,526)	(17,422)	(39,741)	(31,910)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(277,822)	(116,138)	(837,247)	(334,464)
Income taxes, net	129,234	73,354	744,802	626,027
Prepaid revenue share, expenses and other assets	(61,427)	22,827	(298,689)	(147,132)
Accounts payable	49,980	(59,374)	70,135	(211,539)
Accrued expenses and other liabilities	212,383	176,025	418,905	338,907
Accrued revenue share	13,864	18,433	150,310	14,000
Deferred revenue	38,198	20,079	70,329	41,433

Net cash provided by operating activities	1,693,248	2,122,299	5,775,410	7,852,857

Investing activities
Purchases of property and equipment	(678,209)	(367,844)	(2,402,840)	(2,358,461)
Purchases of marketable securities	(4,240,913)	(7,542,011)	(15,997,060)	(15,356,304)
Maturities and sales of marketable securities	4,140,472	6,127,893	15,659,473	15,762,796
Investments in non-marketable equity securities	(13,223)	(2,285)	(34,511)	(47,154)
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangible and other assets	(83,559)	(32,591)	(906,651)	(3,320,299)

Net cash used in investing activities	(875,432)	(1,816,838)	(3,681,589)	(5,319,422)

Financing activities
Net proceeds (payments) related to stock-based award activity	4,788	(33,269)	23,861	(71,521)
Excess tax benefits from stock-based award activity	140,629	44,318	379,206	159,088

Net cash provided by financing activities	145,417	11,049	403,067	87,567

Effect of exchange rate changes on cash and cash equivalents	11,956	(30,307)	40,034	(45,923)
Net increase in cash and cash equivalents	975,189	286,203	2,536,922	2,575,079
Cash and cash equivalents at beginning of period	5,106,404	8,370,469	3,544,671	6,081,593

Cash and cash equivalents at end of period	$6,081,593	$8,656,672	$6,081,593	$8,656,672

*	Derived from audited financial statements.

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	$3,121,539	$3,811,166	$10,624,705	$14,413,826
Google Network web sites	1,635,836	1,693,405	5,787,938	6,714,688

Total advertising revenues	4,757,375	5,504,571	16,412,643	21,128,514
Licensing and other revenues	69,304	196,333	181,343	667,036

Revenues	$4,826,679	$5,700,904	$16,593,986	$21,795,550

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	65%	67%	64%	66%
Google Network web sites	34%	30%	35%	31%

Total advertising revenues	99%	97%	99%	97%
Licensing and other revenues	1%	3%	1%	3%

Revenues	100%	100%	100%	100%